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                                                                    EXHIBIT 10.2
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                       FIRST LOAN MODIFICATION AGREEMENT

     This First Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of April 23, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and SEACHANGE INTERNATIONAL, INC., a Delaware corporation with its chief executive office located at 124 Acton Street, Maynard, Massachusetts("Borrower").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other
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indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a certain Export-Import
Bank Loan and Security Agreement dated as of July 25, 2000, between Borrower and Bank, ( the "Exim Agreement"). The Exim Agreement established a revolving line of credit in favor of the Borrower in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Exim Committed Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Exim Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2.   DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the
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Collateral as described in the Exim Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Exim Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modifications to Exim Agreement.

          1. The Exim Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    "Exim Revolving Maturity Date" means the earliest of: (i) the Revolving Maturity Date under the Domestic Loan Documents, or (ii) March 31, 2001."

               and inserting in lieu thereof the following:
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                    "Exim Revolving Maturity Date" means the earliest of: (i)
                    the Revolving Maturity under the Domestic Loan Documents, or
                    (ii) June 30, 2001."

          2. The Exim Agreement shall be amended by deleting the following, appearing as Section 2.3(a) thereof, in its entirety:

                    "Except as set forth in Section 2.3(b), or as specified to the contrary in Any Loan Document, any Advances under this Exim Agreement shall bear interest, on the average daily balance, at a rate equal to the Prime Rate per annum."

               and inserting in lieu thereof the following:

                    "Except as set forth in Section 2.3(b), or as specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall be interest on the average daily balance, at a rate equal to the aggregate of the Prime Rate, per annum, plus one-half percent (0.5%)"

     B.   Waivers.
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          1.   Bank hereby waives Borrower's existing defaults under the Exim
               Agreement by virtue of Borrower's failure to comply with the "PROFITABILITY" requirements set forth in Section 6.11 thereof as of the quarter and year ending on January 31, 2001. Bank's waiver of Borrower's compliance of said affirmative covenants shall apply only to the foregoing specific periods.

4.   FEES.  Borrower shall pay to Bank a modification fee equal to Seven
     ----
Thousand Five Hundred and 00/100 Dollars ($7,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Exim Loan Documents.

5.   RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby
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ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of July 15, 2000 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

6.   RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms
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and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 24, 2000 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower
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provided to Bank in the Perfection Certificate has not changed, as of the date hereof. Further, Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation. In addition, the Borrower hereby certifies that no Collateral is in the possession or any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7.   AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file financing
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statements without notice to Borrower, with all appropriate jurisdictions, as
Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8.   CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  The Borrower
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affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

9.   CONSISTENT CHANGES.  The Existing Exim Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

10.  RATIFICATION OF EXIM LOAN DOCUMENTS.  Borrower hereby ratifies, confirms,
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and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.  NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no
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defenses against the obligations to pay any amounts under the Obligations.

12.  CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the
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existing Obligations, Bank is relying upon Borrower's representations, warranties, and
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agreements, as set forth in the Existing Exim Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Exim Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Exim Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13.  RIGHT OF SET-OFF.  In consideration of Bank's agreement to enter into this
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Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.  JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its
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properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

15.  COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective
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only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).


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BORROWER:                          BANK:

SEACHANGE INTERNATIONAL, INC.      SILICON VALLEY BANK, doing business as
                                   SILICON VALLEY EAST


By:  /s/ William L. Fiedler        By:  /s/ Dale C. Edmunds
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Name:  William L. Fiedler          Name:  Dale C. Edmunds
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Title: Chief Financial Officer     Title: SVP
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                                   SILICON VALLEY BANK

                                   By:  /s/ Amy Young
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                                   Name: Amy Young
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                                   Title: Manager
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                                   (signed in Santa Clara County,
                                   California)